FOR IMMEDIATE RELEASE

Intellect Neurosciences and CARBOGEN AMCIS Reach Debt Settlement Agreement

NEW YORK, NY, May 6, 2010, — Intellect Neurosciences, Inc. (OTC: ILNS), a biopharmaceutical company focused on development of disease-modifying therapeutic agents for Alzheimer's disease (“AD”), announced today that it has reached a debt settlement agreement with CARBOGEN AMCIS AG, one of Intellect’s largest trade creditors, in connection with prior services rendered.  As a result of the settlement agreement, CARBOGEN will remain a key supplier of Intellect’s lead internal drug candidate, OXIGON™ (OX1), which has potential for the treatment of Alzheimer’s disease and other important indications.

“We are delighted to have reached this agreement with our colleagues at CARBOGEN AMCIS, which has a long standing relationship with the Company,” said Intellect’s chairman and CEO, Daniel Chain, PhD.  “The chemistry and manufacturing teams at CARBOGEN AMCIS have provided exceptional services to our internal drug development processes, especially with respect to developing a process that yields high-purity, clinical-grade material. This process was used to develop a drug candidate that has been tested successfully in Phase I human clinical studies.”

OX1 is Intellect’s leading clinical candidate for Alzheimer’s disease and also has broad therapeutic potential for use in the treatment of other neurodegenerative conditions, such as Parkinson's disease.  Already tested in human Phase I trials for safety and tolerability, the next planned stage of testing will be the initiation of Phase II clinical trials in Alzheimer’s patients.

“We have supported the development of OX1 since it began,” said CARBOGEN AMCIS’ finance director, Robert Bollert.  “We are excited about the potential of this drug candidate as well as Intellect’s pipeline and other prospects, and are pleased to commit to an ongoing relationship with Intellect.”

About OXIGON™ (OX1)

The development of the OXIGON™ compound has been supported in part by the National Institute of Aging, the BIRD Foundation and The Institute for the Study of Aging.  Intellect is developing OXIGON™ as a drug candidate for Alzheimer’s disease and is exploring additional indications.  The drug has disease-modifying potential because it has potent antioxidant activity and also can prevent aggregation, neurotoxicity and deposition of beta amyloid.  The molecule was recently shown to act by a copper-binding mechanism, providing important insight into how the drug neutralizes neurotoxicity in the brain.  OXIGON™ has been tested in human Phase 1 trials for safety and tolerability at various doses and durations in a total of 90 elderly, healthy volunteers. The next planned stage of testing will be in patients with Alzheimer’s disease. OX1 has broad potential for use in the treatment of other neurodegenerative conditions, such as Parkinson's disease and motor neuron disease.

About Alzheimer's disease

Alzheimer's disease, the most common form of dementia, is characterized by progressive loss of memory and cognition, ultimately leading to complete debilitation and death. A hallmark feature of Alzheimer's pathology is the presence of insoluble protein deposits, known as beta-amyloid, on the surface of nerve cells, which results from the accumulation of soluble beta-amyloid in the brain. The effects of the disease are devastating to patients as well as their caregivers, with significant associated health care costs. It is estimated that there are more than 5 million Americans and about 30 million people worldwide suffering from Alzheimer's disease, with the number expected to increase dramatically as the global population ages. Currently marketed drugs transiently affect some symptoms of the disease, but there are no drugs on the market today that slow or arrest the progression of the disease. These symptomatic drugs are projected to generate more than US $6 billion in sales by 2010, indicating both the size of the market and the demand for effective treatment beyond symptomatic improvements.

About Intellect Neurosciences, Inc.

Intellect Neurosciences, Inc. is a biopharmaceutical company engaged in the discovery and development of disease-modifying therapeutic agents for the treatment and prevention of Alzheimer's disease and other disorders. The Company's drug product pipeline includes OX1, which has been tested in Phase 1 clinical trials; IN-N01, a humanized monoclonal antibody designed to promote the clearance of soluble beta amyloid; and RECALL-VAX, a vaccine technology that has potential to delay or prevent Alzheimer's disease in people who are at risk.

The Company has significant intellectual property assets, which include several patent families underlying the Company’s internal programs, and a pivotal patent estate regarding passive AD immunotherapy. Intellect’s leading clinical candidate for Alzheimer’s disease, OXIGON™ (OX1), has completed human Phase I trials for safety and tolerability and the next planned stage of testing will be the initiation of Phase II clinical trials in Alzheimer’s patients.

The Company’s ANTISENILIN® patent estate, of which the Company’s CEO, Daniel Chain, is the inventor, underlies Bapineuzumab, a monoclonal antibody in Phase 3 clinical trials for Alzheimer’s disease (http://clinicaltrials.gov/ct2/show/NCT00574132?term=bapineuzumab&rank=1).

Patents have been granted in Europe, Japan, China and elsewhere, and are pending in the United States.  Intellect has granted royalty-bearing licenses to its ANTISENILIN® patent estate to several top tier global pharmaceutical companies developing monoclonal antibodies for Alzheimer’s disease. For further information, see the Company’s filings with the Securities and Exchange Commission, including Forms 8-K filed on:

May 1, 2009
http://www.sec.gov/Archives/edgar/data/1337905/000114420409023426/v147731_8k.htm

January 8, 2009
http://www.sec.gov/Archives/edgar/data/1337905/000114420409000980/0001144204-09-000980-index.htm

October 14, 2008
http://www.sec.gov/Archives/edgar/data/1337905/000114420408057464/0001144204-08-057464-index.htm

May 19, 2008
http://www.sec.gov/Archives/edgar/data/1337905/000114420408030722/v115138_8k.htm

For additional information, please visit http://www.intellectns.com, or contact Elliot Maza, JD, CPA, President & Chief Financial Officer, Intellect Neurosciences, Inc., 7 West 18th Street, 9th Floor, New York, NY 10011, USA. Tel: 212-448-9300 or 201-259-5706.

About CARBOGEN AMCIS AG

CARBOGEN AMCIS is a leading provider of drug development and commercialization services to the pharmaceutical and biopharmaceutical industries, at all stages of drug development. The integrated services of CARBOGEN AMCIS provide innovative, timely and safe drug development solutions that allow customers to make the best use of their available resources. CARBOGEN AMCIS’ focus is on supporting the development process from bench to market, with a breadth of capabilities from contract chemical process research and development to the supply of Active Pharmaceutical Ingredients (APIs) for preclinical studies, clinical trials and commercial use.  CARBOGEN AMCIS is a Dishman Group Company.  For additional information, please visit http://www.carbogen-amcis.com/.

Safe Harbor Statement Regarding Forward-Looking Statements

The statements in this release and oral statements made by representatives of Intellect relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Intellect's product candidates and the sufficiency of Intellect's cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Intellect's ability to fund such efforts with or without partners. Intellect undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Intellect's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in Intellect's Annual Report on Form 10-K, (file no. 333-128226) filed on October 13, 2009, and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009, filed on February 16, 2010.